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                                                                     EXHIBIT 2.1





                            STOCK PURCHASE AGREEMENT

                          dated as of December 16, 1998

                                 by and between

                                       the

                                  SHAREHOLDERS

                                       OF

                      LIFE PRINTING & PUBLISHING CO., INC.,

                          JONGO REAL ESTATE PARTNERSHIP

                                       and

                          LIBERTY GROUP OPERATING, INC.






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                               TABLE OF CONTENTS

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                                                                            PAGE
1.       PURCHASE AND SALE OF THE SHARES AND THE OAK BROOK REAL PROPERTY      1
         1.1.     The Shares................................................  2
         1.2.     Consideration.............................................  2
         1.3.     The Oak Brook Real Property...............................  2
         1.4.     The Closing...............................................  2

2.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................  3
         2.1.     Validity of Agreement.....................................  3
         2.2.     Organization and Good Standing............................  4
         2.3.     Capitalization............................................  4
         2.4.     Title to Shares...........................................  5
         2.5.     No Violation or Approval..................................  5
         2.6.     Financial Statements......................................  6
         2.7.     Liabilities; Absence of Changes; Operations in
                  Ordinary Course...........................................  6
         2.8.     Taxes.....................................................  8
         2.9.     Title to Assets...........................................  9
         2.10.    Business Real Estate...................................... 10
         2.11.    Operating Condition and Repair............................ 11
         2.12.    Advertisers; Subscribers; Circulation..................... 11
         2.13.    Operations in Conformity With Law; Litigation............. 12
         2.14.    Welfare and Benefit Plans................................. 12
         2.15.    Labor Relations........................................... 13
         2.16.    Licenses.................................................. 14
         2.17.    Proprietary Rights........................................ 14
         2.18.    Environmental Matters..................................... 15
         2.19.    Employees, Officers and Directors......................... 16
         2.20.    Contractual Obligations................................... 17
         2.21.    Transactions with Affiliates.............................. 18
         2.22.    Inventories............................................... 18
         2.23.    Brokers and Finders....................................... 18
         2.24.    Insurance................................................. 19
         2.25.    Corporate Names........................................... 19
         2.26.    Subsidiaries of the Company............................... 19
         2.27.    Disclosure................................................ 19

3.       REPRESENTATIONS OF THE BUYER....................................... 19

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
                                                                                    PAGE
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
         3.1.     Due Organization, Authorization and Good Standing...............   19
         3.2.     No Violation or Approval........................................   20
         3.3.     Brokers and Finders.............................................   20

4.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER.....................   20
         4.1.     Representations and Warranties..................................   20
         4.2.     Performance of Obligations......................................   20
         4.3.     Stock Certificates..............................................   21
         4.4.     Legal Opinion...................................................   21
         4.5.     Releases of Shareholders........................................   21
         4.6.     Resignations of Officers and Directors..........................   21
         4.7.     Charter Documents...............................................   21
         4.8.     Injunctions.....................................................   21
         4.9.     Consents Under Contractual Obligations..........................   21
         4.10.    Governmental Approvals; HSR Clearance...........................   22
         4.11.    Noncompetition Agreements.......................................   22
         4.12.    Employment Agreement............................................   22
         4.13.    Real Estate Documents...........................................   22
         4.14.    No Material Adverse Change......................................   23
         4.15.    Consents under Buyer's Credit Arrangements......................   23
         4.16.    Elimination of Liens and Encumbrances...........................   23
         4.17.    Payoff Letters..................................................   24
         4.18.    Salary and Fringe Benefit Adjustments...........................   24
         4.19.    Automobile Leases...............................................   24
         4.20.    Termination of Death Benefit Plan...............................   24
         4.21.    Cash Balance Certificate........................................   24
         4.22.    General.........................................................   24

5.       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS..................   24
         5.1.     Payment of the Purchase Price...................................   25
         5.2.     Representations and Warranties..................................   25
         5.3.     Performance of Obligations......................................   25
         5.4.     Injunctions.....................................................   25
         5.5.     Governmental Approvals..........................................   25
         5.6.     Employment Agreement............................................   25

6.       COVENANTS OF THE PARTIES.................................................   25
         6.1.     Access to Premises and Information..............................   25
         6.2.     Lien Searches...................................................   26
         6.3.     Public Announcements............................................   26
         6.4.     Environmental Reports...........................................   26



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
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
         6.5.     Maintenance of Plans............................................   26
         6.6.     Conduct of Business Prior to Closing............................   27
         6.7.     No Solicitation of Other Offers.................................   28
         6.8.     Preparation for Closing.........................................   28
         6.9.     HSR Act Filing..................................................   28
         6.10.    Distributions...................................................   28
         6.11.    Further Assurances..............................................   28
         6.12.    Tax Returns; Post-Closing Date Taxes............................   28

7.       INDEMNIFICATION..........................................................   29
         7.1.     Representations and Warranties..................................   29
         7.2.     Other Indemnification...........................................   31
         7.3.     Limitations on Indemnification Obligations......................   32
         7.4.     Notice of Claims................................................   33
         7.5.     Defense of Claims...............................................   33

8.       NOTICES..................................................................   34

9.       EXPENSES OF TRANSACTION..................................................   35

10.      ENTIRE AGREEMENT.........................................................   35

11.      BINDING EFFECT...........................................................   35

12.      GOVERNING LAW............................................................   35

13.      COUNTERPARTS.............................................................   36

14.      HEADINGS.................................................................   36

15.      TERMINATION..............................................................   36

16.      CONFIDENTIAL INFORMATION.................................................   37

17.      DISCLOSURE SCHEDULE......................................................   37

18.      KNOWLEDGE................................................................   37

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 16, 1998, is by and between the persons listed on Schedule 1 attached hereto (collectively, the "Shareholders" and each individually a "Shareholder"), Jongo Real Estate Partnership, an Illinois general partnership (the "Landlord"), and Liberty Group Operating, Inc., a Delaware corporation (the "Buyer").

                                    RECITALS

         A. Life Printing & Publishing Co., Inc., an Illinois corporation (the "Company"), is engaged in the business of publishing, marketing and distributing those certain newspapers identified on Exhibit A attached hereto (the "Publications") and operations associated therewith (the "Business").

         B. The Shareholders collectively own, beneficially and of record, 300 issued and outstanding shares of Common Stock (the "Shares"), which Shares represent all of the outstanding capital stock of the Company as of the date hereof.

         C. The Landlord owns certain real property leased to the Company and identified on Exhibit B attached hereto (the "Oak Brook Real Property").

         D. The Buyer desires to purchase from the Shareholders and the Landlord, and the Shareholders and the Landlord desire to sell to the Buyer, the Shares and the Oak Brook Real Property for the consideration, on the terms and subject to the conditions set forth in this Agreement.



                                   AGREEMENTS

         In consideration of the recitals, the premises, the respective representations, warranties and covenants of the Buyer, the Shareholders and the Landlord set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


         1.  PURCHASE AND SALE OF THE SHARES AND THE OAK BROOK REAL PROPERTY.

         1.1. The Shares. Subject to compliance with all the terms and conditions of this Agreement and in reliance on the representations and warranties set forth in this Agreement, the Shareholders agree to sell to the Buyer, and the Buyer agrees to purchase from the Shareholders, at the Closing all of the Shares, free and clear of any and all liens, claims, charges, taxes, encumbrances, security interests, mortgages, deeds of trust, pledges, leases, easements, claims of equitable interests, rights or restrictions of any kind whatsoever (the "Liens and Encumbrances"), for the Share Purchase Price (as hereinafter defined).

         1.2. Consideration. The purchase price to be paid to the Shareholders by the Buyer for all of the Shares shall be an aggregate amount equal to $25,000,000 plus the amount of any cash or cash equivalents of the Company as of December 31, 1998 (excluding cash necessary to satisfy the payment of all outstanding checks (other than checks in payment of payroll accruing since December 18, 1998) written by the Company on or prior to December 31, 1998 and outstanding as of the close of business on such date ("Retained Cash")) that is not distributed pursuant to Section 6.10 hereof as certified to the Buyer at the Closing (the "Share Purchase Price"). The Share Purchase Price shall be payable as specified in Section 1.4 hereof.

         1.3. The Oak Brook Real Property.

              (a) Subject to compliance with all the terms and conditions of this Agreement and in reliance on the representations and warranties set forth in this Agreement, the Landlord agrees to sell, convey, assign, transfer and deliver to the Company, and the Buyer agrees to cause the Company to purchase from the Landlord, at the Closing, the Oak Brook Real Property, free and clear of any and all Liens and Encumbrances (other than Permitted Liens and Encumbrances (as hereinafter defined)), for $2,700,000 (the "Real Property Purchase Price"). The Real Property Purchase Price together with the Share Purchase Price are herein referred to as the "Purchase Price."

              (b) Proratable items with respect to the Oak Brook Real Property shall be apportioned between the Buyer and the Landlord as of the Closing Date. If actual taxes are not ascertainable as of the Closing Date, prorations shall be made based on the most recent ascertainable taxes. Any item, to the extent it relates to the period prior to the Closing Date, shall be apportioned to the Landlord, and any such item to the extent it relates to the period on or after the Closing Date shall be apportioned to the Buyer. The Buyer shall prepare (or cause the Company to prepare) a proration schedule as promptly as practicable after Closing and deliver a copy thereof to the Landlord. The Landlord will promptly provide to the Buyer and the Company any information reasonably requested by the Buyer in the preparation of such proration schedule. The parties hereto shall cooperate in resolving any dispute with respect to such proration schedule which may arise as soon as possible and in any event within thirty (30) days after the Closing Date. If the amounts set forth in the proration schedule under reimbursements to the Landlord exceed the reimbursements to the Buyer, then the difference between such amounts shall be paid to the Landlord by the Buyer as soon after the Closing Date as reasonably practicable. If the amounts set forth in the proration schedule under reimbursements to the Buyer exceed the reimbursements to the Landlord, then the difference between such amounts shall be paid to the Buyer by the Landlord as soon after the Closing date as reasonably practicable.

         1.4. The Closing. The closing of the purchase and sale of the Shares and the Oak Brook Real Property (the "Closing") shall be held at the offices of Katten Muchin & Zavis, 525 West




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Monroe Street, Chicago, Illinois, at 10:00 a.m. (Central Standard time) on the later of (i) January 7, 1999 or (ii) the earlier of (x) February 28, 1999 and
(y) two business days after the expiration or termination of the waiting period under the HSR Act (as hereinafter defined) or on such other date as the Buyer and the Shareholder Representatives (as hereinafter defined) may agree upon in writing (the "Closing Date"). With respect to the Oak Brook Real Property, the Closing shall be effected through a "New York style" closing in accordance with the terms of this Section 1.4 in order to have the Company's title to the Oak Brook Real Property insured at, and contemporaneously with, the Closing without a "gap" in coverage from the time of the Closing until the time of recording of the deed with respect to the Oak Brook Real Property. For purposes of this Agreement, "Shareholder Representatives" shall mean Larry K. Randa and Jack R. Kubik, acting together. At the Closing, (i) the Shareholders will deliver to the Buyer stock certificates representing all the Shares, together with separate stock powers duly executed in blank, and (ii) the Buyer shall deliver the Share Purchase Price to the Shareholders as provided below. On the Closing Date, the Purchase Price shall be payable as follows:

         (a) the Buyer will pay to the Shareholders (by wire transfer of immediately available funds to the account designated by the Shareholder Representatives) the Share Purchase Price, which Share Purchase Price shall be paid pro rata to each Shareholder based upon such Shareholder's proportionate ownership interest in the Shares as set forth in Section 2.4 of the Disclosure Schedule, less $2,500,000 (the "Escrow Amount") (which Escrow Amount shall for all purposes be allocated pro rata among the Shareholders);

         (b) the Buyer will pay to the Landlord (by wire transfer of immediately available funds to the account designated by the Landlord) the Real Property Purchase Price; and

         (c) the Escrow Amount shall be deposited with a financial institution reasonably acceptable to the Shareholders and the Buyer as designated in the Escrow Agreement (as hereinafter defined) (the "Escrow Agent"), such funds to be maintained by the Escrow Agent to secure the Shareholders' obligations under this Agreement and to be administered and payable in accordance with an escrow agreement, in substantially the form of Exhibit C attached hereto (the "Escrow Agreement").

For accounting purposes, the Closing shall be deemed effective on January 1, 1999.

         2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders, jointly and severally, make the representations and warranties to the Buyer set forth in this Section 2.

         2.1. Validity of Agreement. Each of the Shareholders is competent and has the power and authority to execute and deliver this Agreement and the other agreements or instruments executed pursuant hereto or thereto or in connection with the consummation of the transactions



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contemplated hereby or thereby (collectively, the "Transaction Documents"), to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. With respect to each Shareholder that is a trust, the trustee of such trust has full power and authority to execute and deliver this Agreement and the Transaction Documents to which such trust is a party, and to consummate the transactions contemplated hereby and thereby, on behalf of such Shareholder. This Agreement constitutes, and upon execution thereof the Transaction Documents will constitute, the valid and legally binding obligation of each of the Shareholders that is a party thereto, enforceable against each such Shareholder in accordance with its terms. The Landlord has the power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and upon execution thereof the Transaction Documents will constitute, the valid and legally binding obligation of the Landlord, enforceable against the Landlord in accordance with its terms.

         2.2. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has full requisite power and authority to carry on its business and to own and use the properties owned and used by it. Accurate and complete copies of the articles of incorporation and by-laws of the Company have heretofore been delivered to the Buyer. The Company is duly qualified to do business in and is in good standing in each state in which the failure to so qualify could have a material adverse effect, individually or collectively, upon the Company, the Business or any of the Publications and all such states are listed in Section 2.2 of the Disclosure Schedule. All corporate action on the part of the Company, its directors and shareholders necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents has been taken. The principal place of business of the Company is at 709 Enterprise Drive, Oak Brook, IL, and the books and records of the Company are kept at such office. The minute books of the Company, as made available to the Buyer and its representatives, are accurate and complete in all material respects. At the Closing, the stock records and minute books of the Company will be in the possession of the Buyer and all of the other books and records of the Company will be in the possession of the Buyer or the Company. The Landlord is a general partnership duly organized, validly existing and in good standing under the laws of the State of Illinois. The Landlord has full requisite power and authority to carry on its business and to own and use the properties owned and used by it. The general partners of the Landlord are listed on Section 2.2 of the Disclosure Schedule. All action on the part of the Landlord and its partners necessary for the consummation of the transactions contemplated by this Agreement and the Transaction Documents has been taken.

         2.3. Capitalization. The authorized capital stock of the Company consists solely of 10,000 shares of Common Stock, of which only the Shares are issued and outstanding. The Shares are owned of record and beneficially by the Shareholders. All of the issued and outstanding shares of Common Stock (including, but not limited to, the Shares) are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation of any law



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or of the preemptive or similar rights of any shareholder or other person. There is no warrant, right, option, conversion privilege, stock purchase plan or other contractual obligation that obligates the Company to offer, issue, purchase or redeem any shares of its capital stock or debt or other securities convertible into or exchangeable for capital stock (now, in the future or upon the occurrence of any contingency) or that provides for any stock appreciation, phantom stock or similar rights or arrangements. No person, entity or business organization has perfected any dissenters' or appraisal rights with respect to any capital stock of the Company which was outstanding at any time.

         2.4. Title to Shares. Each Shareholder has good title to the number of Shares set forth next to such Shareholder's name in Section 2.4 of the Disclosure Schedule, free and clear of any and all Liens and Encumbrances, except for the Liens and Encumbrances listed on Section 2.4 of the Disclosure Schedule which will not exist as of the Closing. None of the Shareholders is a party to, or bound by, any option, warrant, purchase right, or other contract or commitment that requires such Shareholder to sell, transfer, or otherwise dispose of any capital stock of the Company. None of the Shareholders has granted a proxy with respect to any of the Shares, and there is no voting or voting trust agreement or any similar arrangement affecting any of the Shares. Upon the delivery of and payment for the Shares at the Closing as provided for in this Agreement, the Buyer will acquire good and valid title thereto, free and clear of any and all Liens and Encumbrances, subject to no rescission or similar rights.

         2.5. No Violation or Approval. The execution, delivery and performance by each Shareholder of this Agreement and the Transaction Documents to which it is a party, the performance by each Shareholder of its respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, the Company's articles of incorporation or by-laws, the organizational documents of any Shareholder that is not a natural person, any statute applicable to the Company or any of the Shareholders, any agreement to which any of the Shareholders or the Company is a party or by which any of the Shareholders or the Company or any of their respective properties is bound, or any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over, any of the Shareholders or the Company or their respective properties. Except for filings under the HSR Act (as hereinafter defined), no consent, approval, order or authorization of, or negotiation, declaration or filing with, any governmental authority or entity or other party is required of the Company or any of the Shareholders in connection with the execution and delivery of this Agreement or the Transaction Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. The execution, delivery and performance by the Landlord of this Agreement and the Transaction Documents to which it is a party, the performance by the Landlord of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, the Landlord's organizational documents, any statute applicable to the Landlord, any agreement to which the Landlord is a party or by which the Landlord or any of its properties is bound, or any order, judgment, decree, rule or regulation of any court or any governmental agency or body having



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jurisdiction over, the Landlord or its properties. No consent, approval, order or authorization of, or negotiation, declaration or filing with, any governmental authority or entity or other party is required of the Landlord in connection with the execution and delivery of this Agreement or the Transaction Documents to which it is a party or the consummation of any of the transactions contemplated hereby or thereby.

         2.6. Financial Statements. Section 2.6 in the Disclosure Schedule contains copies of the following financial statements of the Company: (i) the Company's unaudited compiled financial statements for the fiscal year ended December 31, 1997 (the "1997 Balance Sheet Date") consisting of the balance sheet of the Company as of such date (the "1997 Balance Sheet") and a statement of income and cash flow of the Company for the fiscal year ended on such date (together with the 1997 Balance Sheet, the "1997 Financial Statements") and (ii) the Company's unaudited and internally prepared financial statements for the 10 fiscal months ended October 31, 1998 consisting of a balance sheet of the Company as of such date and a statement of income of the Company for the 10-month period ended on such date (the "Interim Financial Statements"). The 1997 Financial Statements present fairly in all material respects the financial position of the Company, the results of its operations and cash flow as of the 1997 Balance Sheet Date and the one-year period then ended in conformity with United States generally accepted accounting principles, consistently applied ("GAAP"), except that such statements do not contain footnote disclosure and other items as set forth on Section 2.6 of the Disclosure Schedule. The Interim Financial Statements present fairly the financial position of the Company, the results of its operations as of and for the 10-month period ending October 31, 1998 (the "Interim Balance Sheet Date") in conformity with GAAP, except that such statements do not contain footnote disclosure, or normal recurring year-end adjustments which adjustments will not be material, and other items as set forth on Section 2.6 of the Disclosure Schedule. The accounts receivable shown on the unaudited balance sheet contained in the Interim Financial Statements (the "Interim Balance Sheet") represent bona fide receivables arising in the ordinary course of business and, to the knowledge of the Shareholders, are collectible in full, subject to the applicable reserves, if any, set forth in such balance sheets.

         2.7. Liabilities; Absence of Changes; Operations in Ordinary Course.

              2.7.1. Except as set forth in Section 2.7.1 of the Disclosure Schedule and except for Permitted Liabilities (as hereinafter defined), the Company does not have any Liability. For purposes of this Agreement, (i) "Liability" or "Liabilities" means any, direct or indirect, Indebtedness (as hereinafter defined), liability, claim or obligation, fixed or unfixed, matured or unmatured, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured, contingent or otherwise and (ii) "Permitted Liabilities" means (A) trade accounts payable and accruals of expenses of the Company reflected on the Interim Balance Sheet or arising in the ordinary course of business in accordance with past practices since October 31, 1998, (B) prepaid subscription liabilities incurred in the ordinary course of business and accrued payroll incurred in the ordinary course of business after December 18, 1998, (C) Liabilities of the Company as of the date hereof under or



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         with respect to the executory portion of the Contractual Obligations
         (as hereinafter defined) listed in Section 2.20 of the Disclosure Schedule (other than Liabilities relating to breaches or defaults by the Company under, or with respect to, any such Contractual Obligations prior to the Closing), (D) Liabilities of the Company as of the date hereof under or with respect to the executory portion of any contract, agreement, deed, mortgage, lease, license, permit or other instrument by which the Company is bound which is not required to be listed in
         Section 2.20 of the Disclosure Schedule (other than Liabilities relating to breaches or defaults by the Company under, or with respect to, any such contract, agreement, deed, mortgage, lease, license, permit, approval or other instrument, commitment, undertaking, arrangement or understanding prior to the Closing) and (E) Permitted Indebtedness (as hereinafter defined).

              2.7.2. Since the Interim Balance Sheet Date, none of the tangible assets of the Company has suffered any material damage, destruction or loss (whether or not covered by insurance). Since the Interim Balance Sheet Date, the Company has operated the Business only in the ordinary course, in accordance with past practices, and, other than changes in general or newspaper industry-wide economic conditions, there has been no (a) material adverse change in the condition (financial or otherwise), assets, business, operations or prospects of the Company, other than as a result of the possible termination of the Company's participation in the Chicago Sun-Times Newspaper Network or the possible termination of the Company's printing contract with Hollinger Inc., (b) event or condition which, directly or indirectly, individually or collectively, could reasonably be expected to have such an effect, or (c) change in the Company's practices with respect to the collection of receivables or payment of payables.

              2.7.3. Since the Interim Balance Sheet Date, except as expressly contemplated by this Agreement or as set forth in Section 2.7.3 of the Disclosure Schedule, the Company has not: (i) increased the compensation of any of its directors, officers, employees or affiliates other than in the ordinary course of business consistent with past practices; (ii) entered into or performed any contract, agreement, deed, mortgage, lease, license, other instrument, commitment, undertaking, arrangement or understanding, or other transaction, not in the ordinary course of business and consistent with past practices;
         (iii) made any loan or advance of funds or assets of any kind to, or forgiven any loan or advance to, any person, entity or business organization, other than in the ordinary course of business consistent with past practices; (iv) made any dividend or distribution of fixed assets to any Shareholder or other person, entity or business organization; (v) made or authorized any individual capital expenditure by the Company in excess of $10,000 individually or made or authorized capital expenditures by the Company of more than $100,000 in the aggregate; (vi) sold, transferred or otherwise disposed of assets or properties, real, personal, tangible or intangible, or mixed, having a value in excess of $10,000 in the aggregate, other than newspapers sold, or inventory used or consumed, in the ordinary course of business consistent with past practices; (vii) made any material change in or revoked any tax election or any agreement or settlement made by the Company with any



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         taxing authority; (viii) paid, discharged or satisfied any Liability, other than the payment, discharge, or satisfaction of Liabilities in the ordinary course of business; (ix) except for a change in the manner in which the Company accounts for prepaid subscription liabilities, accrued payroll and accounts receivable as disclosed to the Buyer prior to the date hereof, made any material change in any method of accounting or keeping of books of account or accounting practices or principles; (x) consummated any merger or consolidation with, or agreed to merge or consolidate with, or any purchase of substantially all the assets of, or other acquisition of any business of, any corporation, partnership, entity, association, or other business organization or division; (xi) consummated any repurchase or redemption, or agreed to repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock; (xii) paid any bonus, or made any advance with respect to a bonus, to any Shareholder; (xiii) paid any amounts to obtain the consents or approvals required by this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby; (xiv) paid any Taxes (as hereinafter defined) except in the ordinary course of business consistent with past practices; (xv) paid any Liabilities other than Permitted Liabilities; or (xvi) entered into any agreement, whether oral or written, to do any of the foregoing.

              2.7.4. As of the Closing Date, the Company will not have any Liability (fixed, contingent or otherwise) in respect of any Indebtedness other than Permitted Indebtedness. "Indebtedness" means:
         (i) any indebtedness of the Company for borrowed money, whether current or funded, secured or unsecured; (ii) any indebtedness of the Company for the deferred purchase price of any assets or services (other than trade accounts payable and accruals incurred in the ordinary course of business consistent with past practices and prepaid subscription liabilities and accrued payroll incurred in the ordinary course of business); (iii) any indebtedness of the Company created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of a default may be limited to repossession or sale of such property); (iv) any indebtedness of the Company secured by a purchase money mortgage, lien or other encumbrance to secure all or part of the purchase price of property subject to such mortgage, lien or other encumbrance; (v) any obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which the Company is liable as lessee; (vi) any Liability of the Company in respect of banker's acceptances or letters of credit (contingent or otherwise); (vii) any indebtedness, whether or not assumed, secured by mortgages, liens or other encumbrances on property acquired by the Company at the time of acquisition thereof; and (viii) any indebtedness referred to in clause (i), (ii), (iii), (iv), (v), (vi) or (vii) above which is directly or indirectly guaranteed by the Company or which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss. "Permitted Indebtedness" means Indebtedness in a principal amount not to exceed $297,750 owed to Manufacturers Bank, N.A., and interest accrued thereon.

     2.8. Taxes. Since March 14, 1983, the Company has been eligible to file, and has properly filed, all elections and other instruments and documents necessary to qualify as, and shall as of the Closing be, an "S" corporation within the meaning of Section 1361 of the Code. The Company has duly filed on a timely basis all federal, state, local and foreign Tax returns that are required to be filed in respect of the Company or any of the Plans (as hereinafter defined), and all such Tax returns were true, accurate and complete in all material respects. The Company has paid as of the date hereof all Tax Liabilities of the Company (including interest and penalties) that have become due. The Company is not a party to, or bound by, any tax sharing agreement. The Company has paid all required withholding Taxes that are currently due with respect to current or former employees, independent contractors, creditors, shareholders, or other third parties. There are in effect no waivers or extensions by the Company of the applicable statutes of limitations for Tax Liabilities for any period, and no power of attorney has been executed or filed by or on behalf of the Company with the Internal Revenue Service (the "IRS") or any other taxing authority. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not file Tax returns that it is or may be subject to taxation in that jurisdiction. Except as set forth in Section 2.8 of the Disclosure Schedule, no taxing authority has asserted, either orally or in writing, any adjustment that could result in an additional Tax for which the Company is or may be liable. There is no pending audit, examination, investigation, dispute, proceeding or claim for which the Shareholders or the Company has received notice relating to any Tax for which the Company is or may be liable. The Company has not filed a consent under section 341(f) of the Code, concerning collapsible corporations. The Company is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of section 280G of the Code. The Company has never been a member of any affiliated group filing a consolidated federal income return, and the Company has no Liability for the Taxes of any other person, entity or business organization under Treas. Reg.
Section 1.1502-6 (or any similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise. The Company has disclosed on its federal income Tax returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. For purposes of this Agreement, "Tax" or "Taxes" shall mean any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, withholding, social security (including any social security charge or premium), unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated or other tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity (whether national, local, municipal or otherwise) or political subdivision thereof, and any interest, penalties or additions to tax, and including any transferee or secondary Liability in respect of any tax (whether by applicable tax law, contractual agreement or otherwise) and any Liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

     2.9. Title to Assets. The Company has good title to or, in the case of leases and licenses, valid and subsisting leasehold interests and licenses in, all of its assets (tangible or intangible, real or personal or mixed) reflected in the Interim Balance Sheet (other than assets disposed of since the Interim Balance Sheet Date in the ordinary course of business or as permitted by this Agreement) or acquired by the Company since the Interim Balance Sheet Date (collectively, the "Assets"), including, but not limited to, title to or unfettered right to the use of, or common law rights in, the mastheads, trade names, trademarks, service marks and other marks, names and proprietary rights set forth in Section 2.17 of the Disclosure Schedule and the Business Real Estate (as hereinafter defined), free and clear of any and all Liens and Encumbrances, other than those Liens and Encumbrances set forth in
Section 2.9 of the Disclosure Schedule and Permitted Liens and Encumbrances (as hereinafter defined). No claim has been asserted by any person, entity or business organization to prevent or in any way limit the use by the Company of any of the Assets owned or used by it or challenging the validity or effectiveness of the Company's ownership or use thereof. Except as set forth in
Section 2.9 of the Disclosure Schedule, none of the Company's rights in the Assets owned or used by it arise pursuant to contract rights (i) that by their terms are not assignable without the consent of the other contracting party or parties, (ii) that may be terminated by the other party thereto as a result of the consummation of the transactions contemplated by this Agreement or the Transaction Documents or (iii) in respect of which the consummation of the transactions contemplated by this Agreement or the Transaction Documents would create a default.

     2.10. Business Real Estate.

     (a) Section 2.10(a) of the Disclosure Schedule lists all real property and improvements owned by the Company (the "Owned Real Estate"). The Company has good and clear record and marketable fee simple title to the Owned Real Estate, free and clear of any and all Liens and Encumbrances, other than those Liens and Encumbrances set forth in Section 2.10(a) of the Disclosure Schedule and Permitted Liens and Encumbrances.

     (b) Section 2.10(b) of the Disclosure Schedule lists all other real property (including, but not limited to, the Oak Brook Real Property) used by the Company, all of which is leased by the Company from the Landlord or third parties, and indicates with respect to each such parcel of real property, the owner thereof (the "Leased Real Estate"; the Owned Real Estate and the Leased Real Estate are collectively referred to herein as the "Business Real Estate"). Accurate and complete copies of all existing lease agreements with respect to the Leased Real Estate have heretofore been delivered to the Buyer. The Landlord has good and clear record and marketable fee simple title to the Oak Brook Real Property, free and clear of any and all Liens and Encumbrances, other than Permitted Liens and Encumbrances.

     (c) The Business Real Estate is in compliance with the terms of the instruments that constitute the Permitted Liens and Encumbrances. None of the Permitted Liens and Encumbrances interferes in any material respect with the Company's current use or operations at or on the Business Real Estate. All buildings and structures located on the Business Real Estate are located completely within the boundary lines of the Business Real Estate, and no buildings, structure or other improvements and appurtenances thereto owned by others encroach onto or under the Business Real Estate. Except as set forth in
Section 2.10(c) of the Disclosure Schedule, all buildings used by the Company in connection with the Business are in compliance, in all material respects, with all applicable statutes, ordinances, rules and regulations, federal, state and local (including, but not limited to, applicable zoning and other land use restrictions) to the extent required. Except as set forth on Section 2.10(c) of the Disclosure Schedule, there has been no construction on the Business Real Estate within the six (6) months prior to the date hereof. No work for municipal improvements has been commenced on or in connection with any of the Business Real Estate or any street adjacent thereto which has not been substantially completed. Except as set forth on
Section 2.10(c) of the Disclosure Schedule, no notice from any county, township or other governmental body has been received by the Company or, to the Knowledge of the Shareholders, has been served upon the Business Real Estate requiring or calling attention to the need for any work, repair, construction, alteration or installation on or in connection with the Business Real Estate which has not been substantially completed. No written notice has been received by the Company or has been served upon the Business Real Estate stating that the buildings on the Business Real Estate, or the business presently conducted thereon by the Company, are not in compliance with any applicable statutes, ordinances, rules or regulations, federal, state or local (including, but not limited to, applicable zoning and other land use restrictions).

         2.11. Operating Condition and Repair. Each of the material tangible Assets owned by the Company and the Business Real Estate (including, but not limited to, the heating, ventilation, mechanical, electrical, sewer, sprinkler and air conditioning systems and boilers located thereon) (i) is in operating condition and repair, and (ii) is adequate for the particular purposes for which it is presently used, and is available, and will be available as of the Closing, for immediate use in the conduct and operations of the Business. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE SHAREHOLDERS EXPRESSLY DISCLAIM ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE OR OF MERCHANTABILITY WITH RESPECT TO ANY SUCH TANGIBLE PERSONAL PROPERTY.

         2.12. Advertisers; Subscribers; Circulation. To the Knowledge of the Shareholders, except for the possible termination of advertising by the Chicago Sun Times Network, none of the 20 persons, entities or business organizations that generated the greatest amount of advertising revenues for each of the Publications during the period from January 1, 1998 through October 31, 1998 intends to reduce the level at which it purchases advertising space on a regular basis from the Company or any of the Publications. The Shareholders have delivered to the Buyer or attached to Section 2.12 of the Disclosure Schedule
(i) a verified audit circulation report with respect to the total paid circulation and the total unpaid circulation for each of the Publications as of the 1997 Balance Sheet Date and as of October 31, 1998, (ii) a list of the 10 businesses or entities that generated the greatest amount of advertising revenues for the Publications during the period from January 1, 1997 through the 1997 Balance Sheet Date and during the period from January 1, 1998 through October 31, 1998, (iii) a list of all existing arrangements pursuant to which the Company is obligated to publish advertisements in any of the Publications after the date hereof in exchange for goods or services, as opposed to cash payment and (iv) an accounts receivable aging as of October 31, 1998 of the Company. All of the information specified in the preceding sentence as furnished to the Buyer is true, correct and complete in all material respects. The Company has met and fulfilled all requirements to publish legal notices insofar as those requirements relate to the types of legal notices heretofore published in any of the Publications. The Shareholders have delivered to the Buyer an accurate and complete copy of the current published rates for advertising in each of the Publications as of October, 1998.

         2.13. Operations in Conformity With Law; Litigation. The Company is not, and has not been, in violation, in any material respect, of, or in default, in any material respect, under, any law, statute, ordinance, code, order, rule, regulation, judgment or decree, whether heretofore or now in effect. Without limiting the foregoing, (i) each of the tangible Assets owned by the Company and the Business Real Estate is in compliance, in all material respects, with all applicable statutes, ordinances, rules and regulations and (ii) the Company is in compliance, in all material respects, with all federal, state and municipal laws, rules and regulations with respect to nondiscrimination in employment and the payment of wages to the employees of the Company, with respect to the classification of editorial employees employed by the Company, and with respect to the uses of such Assets and the Business Real Estate. Except to the extent set forth in Section 2.13 of the Disclosure Schedule, there are no pending or, to the Knowledge of the Shareholders, threatened claims, lawsuits or administrative proceedings (including, but not limited to, with respect to harassment or discrimination with respect to any employee of the Company, or with respect to libel or slander) against the Company or any employee of the Company (in its capacity as such or as a result of conduct during the course of employment) or, any investigation involving the Company and any of the foregoing types of actions.

         2.14. Welfare and Benefit Plans. Section 2.14 of the Disclosure Schedule contains a list of all severance pay, vacation, sick leave, medical, dental, life insurance, disability or other welfare plans, savings, profit sharing or other retirement plans and all bonus or other incentive plans, contracts, arrangements or practices (the "Plans") maintained or contributed to by the Company and in which any one or more of the current or former employees of the Company (including beneficiaries of employees or former employees) participates, is eligible to participate or has participated and with respect to which the Company has any Liabilities. The Shareholders have furnished the Buyer with true and complete copies of all written Plans and written summaries of the material terms of all unwritten Plans. No communications have been made indicating or agreeing that the terms of any such Plan are different than the terms as set forth in such copies or summaries of such Plan. All Plans are in compliance, in all material respects, with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder ("ERISA"), as well as with all other applicable federal, state and local statutes, ordinances and regulations. All material reports or other documents required by law or contract to be filed with any governmental agency, or distributed to Plan participants or beneficiaries, with respect to the Plans have been timely filed or distributed. Neither the Company, nor the Shareholders, nor any Company Plan Affiliates (as hereinafter defined) nor any trustee or any other fiduciary of any of the Plans have engaged in any prohibited transaction within the meaning of sections 406 and 407 of ERISA or section 4975 of the Code with respect to any of the Plans that has occurred. Except as disclosed in Section 2.14 of the Disclosure

Schedule, the Company has not maintained, or been obligated to contribute to, a Plan that is subject to the provisions of Title IV of ERISA, and the Company, or any other entity with whom the Company is under common control (as such term is used in section 4001(b) of ERISA), has no Liability under section 4201 of ERISA with respect to any "multi-employer plan" (as such term is defined in section 4001(a)(3) of ERISA) or any other plan subject to Title IV of ERISA, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not constitute a complete or partial withdrawal from or with respect to any such "multi-employer plan" or other plan subject to Title IV of ERISA or any collective bargaining agreement to which the Company is a party or by which the Company is bound or otherwise give rise to any Liability of the Company in connection therewith. Each of the Plans maintained by the Company which is intended to be "qualified" within the meaning of section 401(a) of the Code and any trust maintained in connection with any of the Plans which trust is exempt under section 501(a) of the Code (a) has been determined by the IRS to be so qualified and exempt, as the case may be, and such determinations have not been modified, revoked or limited and nothing has occurred (or failed to occur) since the receipt of such determination letters that could adversely affect any such Plan's qualification or any such trust's exempt status or (b) is a prototype standardized plan with respect to which the prototype plan sponsor has received an opinion letter from the IRS. The Company neither maintains nor is obligated to provide benefits under any life, medical or health plan that provides benefits to retirees or other terminated employees other than (a) benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and (b) benefits under insured plans maintained by the Company provided in the event an employee is disabled at the time of termination of the employee's employment with the Company and the conversion privileges provided under such insured plans. The Company has complied, in all material respects, with all of its obligations under COBRA, and does not expect to incur any Liability in connection with the benefit continuation rights under COBRA with respect to its employees or any other employees, other than the rights of employees whose employment with the Company terminates on or after the Closing Date and the rights of former employees of the Company who have elected or have a right to elect health continuation coverage under COBRA as disclosed in Section 2.14 of the Disclosure Schedule. No Plan is a multiple employer welfare arrangement. Any Plan that is funded through a "welfare benefit fund" as defined in section 419(e) of the Code has complied and continues to comply with all requirements of section 419 and 419A of the Code and regulations thereunder. Except for the deferred compensation arrangements and split dollar and reverse split dollar life insurance arrangements set forth on Section 2.14 of the Disclosure Schedule (collectively, the "Deferred Compensation Arrangements"), which will be terminated prior to the Closing, at the Shareholders' expense, the Company does not maintain any unfunded deferred compensation arrangement with respect to any employee or any former employee. There are no current or former Company Plan Affiliates. The board of directors of the Company has the right, power and authority to terminate the death benefit plan of the Company described on Section 2.14 of the Disclosure Schedule without the consent of any beneficiary of, or participant in, such plan and without the payment of any money or other consideration to any such beneficiary or participant. The Company will not incur any Liability in connection with the termination of such death benefit plan. For purposes of this Agreement, "Company Plan Affiliates" means each person, entity or business organization with whom the Company constitutes or has constituted all or part of a controlled group, or which would be treated or has been treated with the Company as under common control or whose employees would be treated or have been treated as employed by the Company, under section 414 of the Code or section 4001(b) of ERISA.

         2.15. Labor Relations. Except as set forth in Section 2.15 of the Disclosure Schedule, the Company is not a party to, bound by or operating under any employment agreement, collective bargaining agreement or other agreement with any union. There presently is no existing material dispute between the Company and any of its employees. The Company is in compliance, in all material respects, with all employment agreements, collective bargaining agreements and other agreements, whether oral or written, which are currently in effect or binding upon the Company or under which the Company is currently operating, with all past and present employees of the Company. To the Knowledge of the Shareholders, none of the Company's employees are represented by a labor union and there has not been any labor union organizing activity by or among the Company's employees. Neither the Company nor any of the Publications has engaged in any unfair labor practice. There is no labor strike, slowdown, stoppage, grievance or other labor difficulty pending or, to the Knowledge of the Shareholders, threatened against the Company or any of the Publications.

         2.16. Licenses. All governmental or regulatory licenses and permits necessary in connection with the present possession, use and operation (including any pending construction) of the Business Real Estate and the other Assets or the operation of the Business or any of the Publications are held by the Company and are in full force and effect and are listed in Section 2.16 of the Disclosure Schedule, no notice of violations have been received by the Company in respect thereof, and, to the Knowledge of the Shareholders, there are no such potential violations. No proceeding or investigation is pending or threatened that could reasonably be expected to result, directly or indirectly, in the revocation or limitation of any such licenses or permits. All reports filed with the United States Postal Service in connection with any postal permits were true and correct in all material respects at the time such reports were filed. Neither the Company nor any of the Publications are currently the subject of any audit to determine compliance with any such postal permits or to any order or determination arising out of any completed audit and affecting continued operations under that permit.

         2.17. Proprietary Rights. Section 2.17 in the Disclosure Schedule lists all registered and material unregistered trade names, trademarks, patents, mastheads, service marks and copyrights owned or used by the Company, together with the date of registration (if any) of each such mark, patent or copyright and the jurisdiction in which any such mark, patent or copyright is used. The Company holds common law rights to use all material unregistered trademarks, patents and copyrights used by it in the geographic areas in which they are currently used. To the Shareholders' Knowledge, no other person, entity or business organization uses, or has used during the preceding five years, in the geographic areas in which they are used by the Company, the mastheads, trade names, trademarks, service marks, names, copyrights, patents and proprietary rights owned or used by the Company. The Company's right to each of such trade names, trademarks, mastheads, service marks and other marks, names, copyrights, patents and proprietary rights are held by the Company, free and clear of any and all Liens and Encumbrances, other than Permitted Liens and Encumbrances, and during the preceding five years, no claims have been asserted or, to the Knowledge of the Shareholders, threatened by any person, entity or business organization to prevent or in any way limit the use or exercise by the Company of any of such assets or challenging the validity or effectiveness of the ownership thereof by the Company.

         2.18. Environmental Matters.

         (a) The Company has complied, and the Company and the Business Real Estate are in compliance, in all material respects, with all federal, state and local laws, ordinances, orders, rules and regulations relating to the operation of the Business and the operation, occupancy or condition of the Business Real Estate or, to the Shareholders' Knowledge, any other real property previously leased or owned by the Company, including, but not limited to, all Environmental Laws. For purposes of this Agreement, "Environmental Laws" means all laws, statutes, rules, regulations and court and administrative decisions which are applicable to the Company, or its business assets, relating to environmental, safety, or health matters, including, but not limited to, those relating to the release or threatened release of Hazardous Substances (as hereinafter defined) and the generation, use, storage, transportation, or disposal of Hazardous Substances in any manner applicable to the Company or its assets, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. Sections 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300f-Sections 300j-11 et seq.), the Occupational Safety and Health Act of 1970 (29 U.S.C. Sections 651 et seq.), and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Sections 11001 et seq.), each as heretofore amended or supplemented, and any analogous federal, state or local statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present law, ordinance, rule, regulation, permit or order, which are applicable to the Company or its business or assets, addressing environmental, safety or health issues, of or by the federal government, any state or political subdivision thereof, or any agency, court, or body of the federal government or any state or political subdivision thereof.

         (b) The Company does not have any Liability under any Environmental Law, including any liability, responsibility, or obligation for fines or penalties, or for investigation, expense, removal, or remedial action to effect compliance with or discharge any duty, obligation, or claim under any such Environmental Law, and there is no reason to believe that any such claims, actions, suits, proceedings, or investigations under such laws or regulations exist or may be brought or threatened.

         (c) To the Shareholders' Knowledge, there never has been any, and is no current, release or threat of release of any Hazardous Substance into the environment at, on, from, onto or under the Business Real Estate or, to the Shareholders' Knowledge, any real property previously leased or owned by the Company, other than releases and threats of release made in the ordinary course of business and in compliance with all Environmental Laws, and there are no Hazardous Substances at, on or under the Business Real Estate, other than Hazardous Substances at (but not on or under) the Business Real Estate that are currently used by the Company in the ordinary course of business and in compliance with all Environmental Laws. For purposes of this Agreement, "Hazardous Substances" means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "medical waste", "toxic pollutants," "contaminants," "pollutants," "toxic substances," or words of similar import under any applicable Environmental Law, (b) any oil, petroleum, petroleum product or petroleum derived substance in a liquid state at normal temperatures or atmospheric pressures, any flammable substances or explosives, or any radioactive materials,
(c) any asbestos and asbestos-containing materials in any form which is or is likely to become friable, (d) any radon gas, urea formaldehyde foam insulation, dielectric fluid, and polychlorinated biphenyls, and (e) any other chemical, material or substance which is prohibited, limited or regulated by any foreign, federal, state and local governmental departments, offices, agencies and authorities.

         (d) There have been no Hazardous Substances of, or generated by, the Company that have been disposed of or come to rest at any site that has been included in any published federal, state or local "Superfund" site list or any other list of hazardous or toxic waste sites.

         (e) There never have been any and are no underground or above-ground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste, as defined by the RCRA or comparable state or local laws, stored on, the Business Real Estate or, to the Shareholders' Knowledge, other real property previously owned, leased or used by the Company.

         (f) To the Shareholders' Knowledge, there is no Hazardous Substance or other condition or use of the Business Real Estate or any other real property previously leased or owned by the Company or their surrounding area, whether natural or man-made, which poses a present or potential threat of damage to the health of persons, to property, to natural resources, or to the environment.

         (g) Section 2.18 of the Disclosure Schedule attached hereto identifies all environmental audits or assessments or occupational health studies undertaken by or on behalf of the Company, or any third person, entity, business organization or governmental agency of which the Company has knowledge with respect to the Business Real Estate or any other real property previously owned, leased or used by the Company, the Company's Business, activities or employees and the results of groundwater and soil testing, underground storage tank tests, soil samples, and written notice of violation of any Environmental Law from any federal, state, or local governmental entity, and the Company has provided the Buyer with copies of all such audits, assessments, studies, results, tests samples and notices.

         2.19. Employees, Officers and Directors. Section 2.19 of the Disclosure Schedule contains a true and complete list, as of October 31, 1998, of the names, titles, full, part-time or temporary status, annual salary and any salary, bonus or other compensation arrangements, including the date and amount of the last compensation change, of all of the employees of the Company, whether oral or written. Except as set forth on Section 2.19 of the Disclosure Schedule, as of the date hereof, no such employee is receiving or claiming to be entitled to receive, and there are no pending filings, claims or applications for, disability benefits or workers' compensation, other than filings, claims or applications arising in the ordinary course of business which are not, in the aggregate, material. Section 2.19 of the Disclosure Schedule contains a true and complete list of all directors and officers of the Company, indicating each office held by each such person. Section 2.19 of the Disclosure Schedule further contains a true and complete list of the names, titles, full, part-time or temporary status, annual salary and any salary, bonus or other compensation arrangements, including the date and amount of the last compensation change, of any employees of the Company, whether oral or written, hired after October 31, 1998 and the names of all whose employment with the Company has terminated since October 31, 1998.

         2.20. Contractual Obligations. Section 2.20 of the Disclosure Schedule contains a true and complete list of all contracts, agreements, deeds, mortgages, leases, licenses, instruments, commitments, undertakings, arrangements or understandings, written or oral, to which or by which the Company is a party or otherwise bound or to which or by which any of the Assets is subject or bound in each case involving post-Closing obligations equal to or exceeding $10,000 per annum or in the aggregate (collectively, the "Contractual Obligations") of the types described below that are currently in effect (other than advertising contracts and subscription agreements entered into in the ordinary course of business consistent with past practices), including, but not limited to:

               2.20.1. All outstanding offers of employment and all employment and consulting agreements;

               2.20.2. All Contractual Obligations (including, but not limited to, options) to sell or lease (as lessor) any property or asset used by the Company except newspapers and newsprint in the ordinary course of business consistent with past practices;

               2.20.3. All Contractual Obligations pursuant to which the Company possesses or uses or has agreed to acquire (including, but not limited to, leases) any properties or assets;

               2.20.4. All Contractual Obligations (including licenses) pursuant to which the Company possesses or uses any computer software, other than "off-the-shelf" personal computer software licensed pursuant to "shrink wrap" licenses;

               2.20.5. All Contractual Obligations with advertising customers of the Business, except advertising contracts of the Publications entered into in the ordinary course of business consistent with past practices;

               2.20.6. All Contractual Obligations involving profit participation features;

               2.20.7. All Contractual Obligations that would be violated, or pursuant to which a breach or default would occur, by the consummation of the transactions contemplated by this Agreement and the Transaction Documents;

               2.20.8. All Contractual Obligations with suppliers or providers of goods or services to the Company, including, but not limited to, purchase orders;

               2.20.9. All Contractual Obligations for or relating to the borrowing of money, extensions of credit or Indebtedness;

               2.20.10. All Contractual Obligations involving or relating to indemnification;

               2.20.11. All Contractual Obligations limiting or restraining the Company from engaging or competing in any lines of business or geographic areas with any person, entity or business organization; and

               2.20.12. All Contractual Obligations with any of the Shareholders.

The Shareholders have heretofore delivered to the Buyer a true and complete copy of each of the written Contractual Obligations and a written description of each of the oral Contractual Obligations described above, including, but not limited to, all amendments and supplements thereto and all waivers thereunder. Neither the Company nor, to the Knowledge of the Shareholders, any other party is in default under or in breach or violation of, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a default by the Company or, to the Knowledge of the Shareholders, any other party under any Contractual Obligation. The Company has a valid license for all computer software (including all copies) possessed or used by it and the Company is in compliance with the terms of each such license.

         2.21. Transactions with Affiliates. Except as set forth in Section 2.21 of the Disclosure Schedule, none of the Shareholders or the officers, directors, members of management of the Company, or affiliates of any such persons, and no member of the immediate family of any such individuals, and no entity in which any such person, entity or business organization owns any material beneficial interest, is a party to any agreement, arrangement, contract, commitment or transaction with the Company or has any material interest in any property used by the Company. Section 2.21 of the Disclosure Schedule contains a true and complete list of all advertisements published in each of the Publications since January 1, 1998 in exchange for goods or services provided to or for the benefit of any Shareholder or any member of any Shareholder's family, as opposed to the Company.

         2.22. Inventories. Neither the Shareholders nor the Company has changed the methods or procedures under which reserves for obsolete inventory are established and maintained. Since the Interim Balance Sheet Date, the amounts of obsolete inventories have not changed other than in the ordinary course of business consistent with past practices.

         2.23. Brokers and Finders. All negotiations relating to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby have been carried on without the intervention of any person, entity or business organization acting on behalf of the Company or any of the Shareholders or any of their affiliates in such manner as to give rise to any valid claim against the Company or the Buyer for any brokerage or finder's commission, fee or similar compensation.

         2.24. Insurance. Section 2.24 of the Disclosure Schedule contains a true and complete list of all policies of insurance of which the Company is the owner or insured or covering any of its property, that are currently effective, indicating for each policy the carrier, risks insured, amounts of coverage, deductible, and expiration date. Such insurance policies provide insurance coverage adequate to comply with all applicable laws, rules and regulations and all Contractual Obligations to which the Company is a party or by which it or its assets are bound. All such policies are in full force and effect, all premiums due thereon have been paid, and the Company has complied in all material respects with the provisions of such policies. There is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by the policy. No notice of cancellation or nonrenewal with respect to or disallowance of any claim under any such policy has been received by the Company. The Company is not liable or obligated for any retroactive adjustment of premiums under any insurance policy or arrangement, other than under its workers' compensation insurance policy.

         2.25. Corporate Names. The Company has not used during the last five
(5) years and is not currently using any corporate, fictitious or assumed name, other than the names listed in Section 2.25 of the Disclosure Schedule. The Company is entitled to use its name and any other name under which it previously conducted or presently conducts business without any liability or obligation to any other person, entity or business organization wherever the Company conducts business.

         2.26. Subsidiaries of the Company. The Company does not own of record or beneficially, directly or indirectly, (a) any shares of outstanding capital stock or securities convertible into capital stock of any corporation or (b) any participating interest in any partnership, joint venture, limited liability company or other noncorporate business enterprise, and the Company has no agreement or commitment to purchase or otherwise acquire any such shares or interest.

         2.27. Disclosure. Neither this Agreement, nor any Transaction Document nor any Schedule or Exhibit attached hereto or thereto contains any untrue statement of a material fact or, to the Shareholder's Knowledge, omits to state a material fact necessary to make the statements made herein or therein not misleading.

         3. REPRESENTATIONS OF THE BUYER. The Buyer represents and warrants to the Shareholders as follows:

         3.1. Due Organization, Authorization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which the Buyer is a party and to perform its obligations hereunder or thereunder and has taken all action required by law and its certificate of incorporation and by-laws to authorize such execution, delivery and performance. This Agreement constitutes, and upon execution thereof, the Transaction Documents (other than the Noncompetition Agreements) to which the Buyer is a party will constitute, the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

         3.2. No Violation or Approval. The execution, delivery and performance by the Buyer of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of, or a default under, its certificate of incorporation or by-laws, any statute applicable to it, any agreement to which it is a party or by which it or any of its properties are bound, any fiduciary duty of, or any order, judgment, decree, rule or regulation of any court or any governmental agency or body having jurisdiction over, it or its properties. Except for filings under the HSR Act, no consent, approval, order or authorization of, or negotiation, declaration or filing with, any governmental authority or other entity is required of, and has not been obtained or made by, the Buyer in connection with the execution and delivery by the Buyer of this Agreement and the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.3. Brokers and Finders. All negotiations relating to this Agreement and the Transaction Documents and the Transaction Documents to which it is a party and the transactions contemplated hereby and thereby have been carried on without the intervention of any person, entity or business organization acting on behalf of the Buyer in such manner as to give rise to any valid claim against any of the Shareholders or any of their affiliates for any brokerage or finder's commission, fee or similar compensation.

         4. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER. The Buyer's obligation to purchase the Shares and to consummate the other transactions contemplated hereby is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, unless expressly waived in writing by the Buyer at or prior to the Closing:

         4.1. Representations and Warranties. The representations and warranties made by the Shareholders in this Agreement shall have been true and correct as of the date hereof and the representations and warranties of the Shareholders contained in this Agreement that are qualified by materiality shall be true and correct on and as of the Closing Date, as if made on and as of the Closing Date, and the representations and warranties of the Shareholders contained in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Closing Date, as if made on and as of the Closing Date, and the Shareholders shall have delivered to the Buyer a certificate to such effect executed by the Shareholders.

         4.2. Performance of Obligations. The Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement or the Transaction Documents to which any of the Shareholders is a party to be performed or complied with thereby hereunder or thereunder at or prior to the Closing Date, and the Shareholders shall have delivered to the Buyer a certificate to such effect executed by the Shareholders.

         4.3. Stock Certificates. The Shareholders shall have delivered to the Buyer the stock certificates representing all of the Shares, in form satisfactory for transfer and reflecting the Shareholders as owners, together with separate stock powers executed in blank.

         4.4. Legal Opinion. The Buyer shall have received an opinion of Holleb & Coff, counsel to the Company and the Shareholders, dated the Closing Date, in substantially the form of Exhibit D attached hereto.

         4.5. Releases. All Shareholders shall have executed and delivered to the Buyer releases, in substantially the form of Exhibit E attached hereto and the Landlord shall have executed and delivered to the Buyer a release of all Liabilities of, and other claims against, the Company under the lease for the Oak Brook Real Property.

         4.6. Resignations of Officers and Directors. All officers and directors of the Company shall have resigned or been removed, in each case effective upon the Closing.

         4.7. Charter Documents. The Shareholders shall have delivered such certificates or other documents as may be reasonably requested by the Buyer, including, but not limited to, a certified copy of the Company's certificate or articles of incorporation and by-laws, certificates of good standing or legal existence of the Company and certified copies of the other charter documents on file with the Secretary of State of each relevant jurisdiction with respect to the Company, and appropriate evidence as to the authority of the Shareholders, the authorization of the transactions contemplated by this Agreement and the Transaction Documents and any other relevant matters.

         4.8. Injunctions. No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement or the Transaction Documents, the result of which could prevent, or in any way limit or make illegal the consummation of such transactions. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of limiting or prohibiting consummation of the transactions contemplated by this Agreement.

         4.9. Consents Under Contractual Obligations. The Shareholders shall have obtained and delivered to the Buyer all consents, waivers and approvals required under any Contractual Obligations of the Company to (i) permit the valid execution, delivery and performance by the Shareholders of this Agreement and the Transaction Documents or (ii) prevent any such Contractual Obligation from terminating or being amended prior to its scheduled termination as a result of the consummation of the transactions contemplated hereby.

         4.10. Governmental Approvals; HSR Clearance. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions, and the waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), applicable to the transactions contemplated by this Agreement and the Transaction Documents shall have expired or been terminated without any condition attached to such expiration or termination.

         4.11. Noncompetition Agreements. The Buyer, the Company and the persons listed on Schedule 4.11 attached hereto shall have entered into separate Noncompetition Agreements, dated the Closing Date, in the form of Exhibit F attached hereto (the "Noncompetition Agreements").

         4.12. Employment Agreement. The Buyer and Larry K. Randa shall have entered into an Employment and Non-Competition Agreement, dated the Closing Date, in the form of Exhibit G attached hereto (the "Employment Agreement").

         4.13. Real Estate Documents. The Shareholders shall have delivered to the Buyer, at the Shareholders' expense, each of the following, in form and substance reasonably satisfactory to the Buyer, covering the Owned Real Estate and/or the Oak Brook Real Property, as the case may be:

               4.13.1 At the Closing, an ALTA 1990 owner's title policy (including extended coverage over the standard printed exceptions, access, location, environmental lien, survey and comprehensive endorsements) insuring title in the Company and the Buyer of each parcel of Owned Real Estate and the Oak Brook Real Property and all recorded easements appurtenant thereto upon Closing, subject only to the Permitted Liens and Encumbrances, from Chicago Title Insurance Company (the "Title Insurance Company") in the amount set forth with respect to such parcel of Business Real Estate on Schedule 4.13 attached hereto, together in each case with any title insurance affidavit signed by the Company or the Landlord required by the Title Insurance Company and copies of all documents referenced in the policy as exceptions (collectively, the "Title Insurance Policies").

               4.13.2. At least five (5) days prior to the Closing Date, an as-built survey relating to each parcel of Owned Real Estate and the Oak Brook Real Property from a surveyor duly licensed in Illinois which survey shall: (i) be certified to the Company, the Buyer, the Title Insurance Company and to such other parties as the Buyer may indicate,
         (ii) be dated within six months of the Closing Date, (iii) indicate the location, legal description and area and square feet of each parcel of Owned Real Estate and the Oak Brook Real Property, (iv) locate all easements, utilities (including connections to public streets), parking facilities, restrictions and rights of way, (v) indicate adjoining streets, building lines, surface improvements, encroachments and vehicular access and the number and location of parking spaces, (vi) identify which portions of the Owned Real Estate and the Oak Brook Real Property are located in a 100 year flood plain area as identified under the National Flood Insurance Program and (vii) satisfy the Minimum Standard Detail Requirements for ALTA/ACSM (1997) Land Title Surveys, including Table A requirements 3, 4, 6, 7, 8, 9, 10, 11 (but not 11(a) and 11(b)) and 13.

               4.13.3. At the Closing, a stamped trustee's or general warranty deed relating to the Oak Brook Real Property, duly executed and acknowledged by the Landlord (the "Oak Brook Deed"), free and clear of all Liens and Encumbrances and leases and any other matters affecting title, except the Permitted Liens and Encumbrances and other matters, reasonably acceptable to the Buyer, that are insured over by the Title Insurance Company.

               4.13.4. A written certification in accordance with section 1445 of the Code certifying that the Landlord is not a "foreign person" as defined in section 1445 of the Code and that the Landlord is therefore exempt from the withholding requirements of said section.

               4.13.5. All keys, key cards, combinations, access devices and manuals and instructional materials in the Company's possession necessary to obtain full access to and use of the Owned Real Estate and the Oak Brook Real Property.

               4.13.6. Such other documents as may be reasonably necessary to consummate the Company's acquisition of the Owned Real Estate and the Oak Brook Real Property effected through a "New York style" closing, including, but not limited to, escrow instructions, any releases and settlement agreements from existing creditors of the Landlord which may be necessary or desirable to assure delivery of title to the Oak Brook Real Property, subject only to the Permitted Liens and Encumbrances.

         4.14 No Material Adverse Change. There shall have been no material adverse change in the business, condition (financial or otherwise), operations, assets or prospects of the Company or any Publication since the Interim Balance Sheet Date, other than as a result of the termination of the Company's participation in the Chicago Sun-Times Newspaper Network or the termination of the Company's printing contract with The Sun-Times Company.

         4.15. Consents under Buyer's Credit Arrangements. The Buyer shall have received all consents, waivers and approvals required under any its credit arrangements to consummate and finance the transactions contemplated by this Agreement and the Transaction Documents.

         4.16. Elimination of Liens and Encumbrances. As of the Closing, all of the assets of the Company (tangible or intangible, real or personal or mixed) shall be free and clear of any and all Liens and Encumbrances (including, but not limited to, those Liens and Encumbrances listed in Section 2.9 of the Disclosure Schedule), other than those listed on Schedule 4.16 attached hereto and security interests securing the Permitted Indebtedness (collectively, the "Permitted Liens and Encumbrances").

         4.17. Payoff Letters. At the Closing, the Company shall have delivered to the Buyer a pay-off letter for the Permitted Indebtedness, showing the amount that would have to be paid in order to satisfy such Permitted Indebtedness in full and agreeing that upon payment of such amount all Liens and Encumbrances in favor of the lender with respect to the Permitted Indebtedness will be released. At the Closing, the Landlord shall deliver to the Buyer a pay-off letter for all indebtedness secured by the Oak Brook Real Property (the "Oak Brook Indebtedness"), showing the amount that would have to be paid in order to satisfy such Oak Brook Indebtedness in full and agreeing that upon payment of such amount all Liens and Encumbrances in favor of the lender with respect to the Oak Brook Indebtedness will be released.

         4.18. Salary and Fringe Benefit Adjustments. The Company shall have terminated the employees set forth on Schedule 4.18 effective as of 12:01 a.m. (Central Standard time) January 1, 1999.

         4.19.Automobile Leases. The person identified next to each automobile lease listed on Section 6.10 of the Disclosure Schedule shall have assumed any and all of the Company's obligations under each such lease and shall have agreed to indemnify the Company for any Loss (as hereinafter defined) incurred by the Company in connection with such lease and use of the automobile from and after the Closing Date.

         4.20. Termination of Death Benefit Plan. The death benefit plan of the Company described on Section 2.14 of the Disclosure Schedule shall have been terminated by the board of directors of the Company pursuant to the terms of such plan without the Company incurring any Liability in connection with such termination.

         4.21. Cash Balance Certificate. The Shareholders shall have delivered to the Buyer, a certificate of the Shareholders certifying to the Buyer the amount of cash and cash equivalents held by the Company as of December 31, 1998 (excluding Retained Cash) and not distributed to the Shareholders pursuant to Section 6.10.

         4.22. General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement and the Transaction Documents shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received counterpart original, or certified or other copies, of all documents, including records of corporate proceedings, that the Buyer may reasonably request in connection therewith.

         5. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SHAREHOLDERS. The Shareholders' obligations to sell the Shares to the Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction on prior to the Closing Date of each of the following conditions, unless expressly waived in writing by the Shareholders at or prior to Closing:

         5.1. Payment of the Purchase Price. The Buyer shall have delivered to the Shareholders the Share Purchase Price less the Escrow Amount. The Buyer shall have also delivered (or caused the Company to deliver) to the Landlord the Real Property Purchase Price.

         5.2. Representations and Warranties. The representations and warranties of the Buyer in this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the Closing Date as if made on and as of the Closing Date, and the Buyer shall have delivered to the Shareholders a certificate to such effect executed by the President of the Buyer.

         5.3. Performance of Obligations. The Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement or any Transaction Document to be performed or complied with thereby hereunder or thereunder at or prior to the Closing Date, and the Buyer shall have delivered to the Shareholders a certificate to such effect executed by the President of the Buyer.

         5.4. Injunctions. No action or proceeding shall have been instituted or threatened prior to or on the Closing Date before any court or governmental body or authority pertaining to the transactions contemplated by this Agreement, the result of which could prevent, or in any way limit or make illegal the consummation of such transactions. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary, or permanent) that is in effect and has the effect of limiting or prohibiting consummation of the transactions contemplated by this Agreement.

         5.5. Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions, and the waiting period (and any extensions thereof) under the HSR Act applicable to the transactions contemplated by this Agreement and the Transaction Documents shall have expired or been terminated without any condition attached to such expiration or termination.

         5.6. Employment Agreement. The Buyer and Larry K. Randa shall have entered into the Employment Agreement.

         6. COVENANTS OF THE PARTIES.

         6.1. Access to Premises and Information. On and prior to the Closing Date, the Shareholders will permit, and will cause the Company to permit, the Buyer and its authorized representatives to have reasonable access to the agreements, documents, information, records and books of account of the Company (the "Records") in the possession of the Shareholders or the Company that relate in any manner to the conduct or operations, on or prior to the Closing Date, of the Company, the Business or the Publications, including, but not limited to, Records in respect of accounts payable, bank statements, financial statements and general ledgers. In addition, prior to the Closing Date, the Shareholders will permit the Buyer and each of its authorized representatives reasonable access to the Business Real Estate, including, but not limited to, access sufficient to allow the Buyer or its representatives to conduct such environmental site assessment (including subsurface investigation) and environmental compliance review as it deems appropriate.

         6.2. Lien Searches. At or prior to the Closing, the Shareholders shall deliver (or cause the Company to obtain and deliver) to the Buyer Uniform Commercial Code, tax lien and judgment lien searches for the Company at the state level for Illinois, and at the county level for DuPage, Kane, McHenry and Cook Counties, Illinois. Such searches shall be conducted under the present name of the Company and such other names as it has used during the past five years. All such names are listed in Section 2.25 of the Disclosure Schedule.

         6.3. Public Announcements. Subject to applicable legal requirements, each party hereto agrees that any public announcement regarding the transactions contemplated by this Agreement and the Transaction Documents will be made only upon the mutual agreement of the Buyer and the Shareholders. The foregoing shall encompass any so-called "farewell editorials" published in the Publications on or prior to the Closing. No provision of this Section 6.3 shall be construed as prohibiting the following disclosures: (i) disclosures of such information as may be required for federal securities, tax, accounting or other reporting purposes, (ii) disclosures to employees or independent contractors concerning changes in their status and/or benefits, (iii) disclosures to legal counsel, independent accountants and other representatives, (iv) disclosures to corporate parents and other corporate affiliates, (v) disclosures pursuant to the terms of an order of a court or other governmental authority of competent jurisdiction,
(vi) disclosures required in connection with legal proceedings, (vii) disclosures required under the terms of loan, credit or similar agreement or
(viii) disclosures of matters of which there is public knowledge other than as a result of disclosures made in breach hereof.

         6.4. Environmental Reports. The Buyer may retain an environmental consultant to prepare, at the Buyer's expense, an environmental assessment evaluation report with respect to each parcel of the Business Real Estate (an "Environmental Report"). The Buyer shall specify the scope of investigation to be conducted by such environmental consultant in the preparation of the Environmental Report. In the event that the Environmental Report discloses conditions or the possibility of conditions which, in the Buyer's sole discretion, (a) might be expected to impose a material Liability on the Buyer or the Company under applicable laws for clean up or other costs, (b) may make it difficult to obtain financing secured by the Business Real Estate or (c) are otherwise unsatisfactory to the Buyer, the Buyer may elect to terminate this Agreement at any time prior to the Closing.

         6.5. Maintenance of Plans. Between the date of this Agreement and the Closing, the Shareholders shall cause the Company to administer each and every Plan in accordance with the provisions of such Plan and all applicable provisions of the Code and ERISA.

         6.6. Conduct of Business Prior to Closing. Prior to the Closing, the Shareholders will cause the Company to (i) conduct the Business only in the ordinary course consistent with past practices and (ii) use commercially reasonable efforts to preserve the business organization of the Business intact, all to the end that it may preserve the goodwill and business relationships of the Business with employees, customers, clients, suppliers and others, other than Hollinger, Inc. and the Chicago Sun Times.

         Without limiting the generality of the foregoing, except as set forth on Section 6.6 of the Disclosure Schedule, the Shareholders will not permit, without the prior consent of the Buyer, the Company to (a) increase the compensation (including, but not limited to, bonus) payable on or after Closing or to become payable on or after Closing to any employee of the Company, except with respect to any employee who is not a Shareholder or a relative of any Shareholder, in the ordinary course of business in accordance with past practices, (b) sell or permit the sale of advertising or subscription orders for the Publications, or enter into other transactions, at rates or prices lower than the rates and prices in effect for such transactions on the date hereof, other than volume discounts offered to advertisers in the ordinary course of business at levels consistent with past practices and other than promotion discounts offered to subscribers in the ordinary course of business consistent with past practices, (c) alter its methods, practices or terms in respect of billing or collection of accounts receivable or sale of subscriptions or pre-paid advertising, (d) incur any Liability other than Permitted Liabilities,
(e) make any dividend or distribution of assets to any Shareholder or other person, entity or business organization except as expressly contemplated by
Section 6.10, (f) incur any Indebtedness, (g) consummate any repurchase or redemption, or agreed to repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock, (h) amend its certificate or articles of incorporation, by-laws, or other organizational documents, (i) issue or agree to issue any additional shares of capital stock of any class or series, or any securities convertible into or exchangeable for shares of capital stock, or any options, warrants, or other rights to acquire any shares of capital stock, (j) make any payment, loan, or advance to or make an investment in or capital contribution to any person or entity, other than in the ordinary course of business in accordance with past practice; or (k) pay any bonus, or make any advance with respect to a bonus, to any Shareholders or other employee of the Company other than in the ordinary course of business in accordance with past practice. Prior to the Closing, the Shareholders will cause the Company to (u) furnish to the Buyer, not later than twenty (20) days after the close of each month ending prior to the Closing Date, an unaudited statement of income and expense reflecting the operations of the Company for such month and an unaudited balance sheet reflecting the assets and liabilities with respect to the Company as at the close of such month, (v) pay accounts payable and other obligations when they become due and payable in the ordinary course of business, (w) comply in all material respects with all applicable laws, (x) collect accounts receivable in the ordinary course of business consistent with past practice, and (y) maintain levels of inventory consistent with past practice. After December 31, 1998, the Shareholders will not permit the Company to pay any cost, expense, tax, Liability or other Loss for which the Shareholders would be obligated to indemnify the Buyer, without the prior written consent of the Buyer.

         6.7. No Solicitation of Other Offers. Neither any of the Shareholders nor the Company will, or will permit any of their representatives or agents, directly or indirectly, to entertain, solicit or initiate or enter into discussions, transactions or contractual obligations with, or encourage or provide any information to, any person, entity or business organization (other than the Buyer and its designees) concerning any sale of any or all of the Company, the Business, the Publications, the Shares or the Assets.

         6.8. Preparation for Closing. Each of the Shareholders agrees to use its reasonable efforts to bring about the fulfillment of the conditions precedent contained in Article IV, including, but not limited to, the obtaining of all necessary consents, approvals and waivers for the consummation of the transactions contemplated by this Agreement and the Transaction Documents.

         6.9. HSR Act Filing. Within five (5) business days after the date of hereof, the Shareholders (and/or the Company) and the Buyer shall file or cause to be filed with the United States Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") their respective filings and any other required submissions under the HSR Act. Without limiting the generality of the preceding sentence, the Shareholder (and/or the Company) and the Buyer shall promptly file or cause to be filed any additional documents with the FTC, the DOJ and any other governmental authority or agency that are required to be filed by such parties and their affiliates under the HSR Act or otherwise in connection with this Agreement and the transactions contemplated hereby and shall use reasonable efforts to comply in a timely manner with all requests for further information by the FTC or DOJ or other governmental authority or agency in connection therewith.

         6.10. Distributions. On and prior to the Closing Date, the Shareholders and the Buyer agree that the Shareholders may cause the Company to distribute to the Shareholders all cash and cash equivalents (other than Retained Cash), marketable securities and life insurance policies, in each case owned by the Company on December 31, 1998, and the automobiles and automobile leases listed on Section 6.10 of the Disclosure Schedule.

         6.11. Further Assurances . From time to time after the Closing, at the request of the Buyer, the Shareholders shall execute and delivery any further instruments and take such other action as the Buyer may reasonably request to vest or confirm in the Buyer ownership of the Shares, free and clear of any and all Liens and Encumbrances or otherwise carry out the transactions contemplated hereby.

         6.12. Tax Returns; Post-Closing Date Taxes. The Shareholders shall, on a timely basis, prepare or cause to be prepared and signed (through a designee who shall be designated by the Company upon the recommendation of the Shareholders as an officer of the Company solely for the purpose of preparing, signing and filing income Tax returns for the Company for periods ending on or prior to the Closing Date) all income Tax returns for the Company for all periods ending on or prior to the Closing Date, provided, however, that notwithstanding anything herein to the contrary, the Shareholders may not, and may not authorize any officer designee, to amend any previously filed income Tax return for the Company without the Buyer's consent, which may be withheld in the Buyer's sole discretion (the "Pre-Closing Tax Returns"). To the extent required by applicable law, the Shareholders shall include any income, gain, loss, deduction or other Tax items for such periods on their Tax returns in a manner consistent with the Schedule K-1's furnished by the Company to the Shareholders for such periods. The Buyer shall not amend, or waive the statute of limitations with respect to, any such Pre-Closing Tax Returns without the prior consent of the Shareholders. The officer designee or other authorized representative designated by the Company upon the recommendation of the Shareholders shall be granted a general power of attorney to deal with any taxing authority with respect to Taxes reflected on the Pre-Closing Tax Returns. The Buyer shall cause the Company to, and the Shareholders shall, cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Pre-Closing Tax Returns pursuant to this Section 6.12. The Shareholders shall have the right, at their expense, to defend, challenge or dispute any audit, litigation or other proceeding with respect to Pre-Closing Tax Returns, with the cooperation of the Buyer and the Company. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Such cooperation shall also include, in connection with audits of any of the Pre-Closing Tax Returns, the Shareholders' being advised of such audits or examinations promptly upon notice thereof. Each of the Buyer, the Company and Shareholders agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the applicable statutes of limitations (and, to the extent notified by the Buyer or the Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into by such party with any taxing authority.

         7.   INDEMNIFICATION.

         7.1. Representations and Warranties.

         (a) The Shareholders hereby agree to jointly and severally indemnify the Buyer, its affiliates (including the Company), and all of their officers, directors, employees, and agents (each, a "Buyer Indemnitee") from, and hold each Buyer Indemnitee harmless from, against, and in respect of the following: any and all damages, deficiencies, actions, suits, proceedings, demands, assessments, judgments, claims, losses, costs, expenses, fees, and Liabilities (including costs of collection and reasonable attorneys' fees and expenses) (herein called a "Loss" or "Losses") arising from or directly related to any breach of, or inaccuracy in, any representation or warranty made by or on behalf of any Shareholder in this Agreement or any Transaction Document or any Schedule or Exhibit hereto or thereto (including, but not limited to, the Disclosure Schedule, or in any certificate executed in connection herewith or therewith and delivered on the date hereof. The Buyer Indemnitees shall not be entitled to make any claim under this Section 7.1(a) (other than with respect to any breach of, or inaccuracy in, the representations and warranties made by the Shareholders in Section 2.3, 2.4, or 2.7.4), Section 7.2(a)(v) and Section 7.2(a)(vi) until the aggregate cumulative amount of Losses arising from claims under this Section 7.1(a), Section 7.2(a)(v) and Section 7.2(a)(vi) exceeds $275,000 (the "Deductible") in which event the Buyer Indemnitees may assert a claim against the Shareholders only for the amount of such Losses in excess of $275,000. In addition, the Buyer Indemnitees shall not be entitled to make any claim under this Section 7.1(a) with respect to any breach of, or inaccuracy in, any representations or warranties made by the Shareholders in the third sentence of Section 2.10(c) and the first and second sentences of Section 2.13 to the extent such representations or warranties relate to the compliance of the Owned Real Estate in Berwyn, Illinois with applicable laws (other than Environmental
Laws) until the aggregate cumulative amount of Losses arising from such claims exceed $20,000 (the "Berwyn Deductible"), in which event, subject to the Deductible, the Buyer Indemnitees may assert a claim against the Shareholders only for the amount of such Losses in excess of $20,000 (and Losses which do not, in the aggregate, exceed the Berwyn Deductible will not count towards the Deductible).

         (b) The Buyer hereby agrees to indemnify the Shareholders (each, a "Shareholder Indemnitee"; a Buyer Indemnitee and a Shareholder Indemnitee are sometimes referred to herein as an "Indemnitee") from, and hold each Shareholder Indemnitee harmless from, against, and in respect of any Losses arising from or related to any breach of or inaccuracy in any representation or warranty made by or on behalf of the Buyer in this Agreement or any Transaction Document or in any certificate or agreement executed or delivered in connection herewith or therewith. The Shareholder Indemnitees shall not be entitled to make any claim under this Section 7.1(b) until the aggregate cumulative amount of such Losses arising from claims under this Section 7.1(b) exceeds $250,000 in which event the Shareholder Indemnitees may assert a claim against the Buyer only for the amount of such Losses in excess of $250,000.

         (c) The parties hereto agree that (i) the representations and warranties made by the Shareholders in Sections 2.1, 2.3 and 2.4, shall survive the Closing and the consummation of the transactions provided for herein and shall remain effective without any time period limitation for asserting claims for breach of such representations and warranties pursuant to Section 7.1(a),
(ii) the representations and warranties made by the Buyer in Section 3.1 shall survive the Closing and the consummation of the transactions provided for herein and shall remain effective without any time period limitation for asserting claims for breach of such representations and warranties pursuant to Section 7.1(b), (iii) the representations and warranties made by the Shareholders in
Section 2.8 shall survive the Closing and the consummation of the transactions provided for herein and shall remain effective until the thirtieth (30th) day following the expiration of the applicable statute of limitations period for the bringing of any claim by any relevant taxing authority, (iv) the representations and warranties made by the Shareholders in Section 2.18 shall survive the Closing and the consummation of the transactions provided for herein and shall remain effective without any time period limitation for asserting claims for breach of such representations and warranties, and (v) all other representations and warranties made by the Shareholders and the Buyer hereunder shall survive the Closing and the consummation of the transactions provided for herein and shall remain effective until April 15, 2000; it being understood that a Buyer Indemnitee or a Shareholder Indemnitee, as the case may be, shall not be entitled to recover under Section 7.1(a) or Section 7.1(b), as the case may be, with respect to the representations and warranties described in the foregoing clause (v) unless a claim has been asserted by written notice, specifying the material details of the alleged breach of representation or warranty, delivered to the Shareholder Representatives or the Buyer, as the case may be, on or prior to April 15, 2000, in which case any such claim with respect to which notice has been given hereunder to the party prior to such date shall survive such date.

         (d) In this Section 7, for purposes of determining the existence of any inaccuracy of any representation or breach of any warranty of the Shareholders contained in this Agreement or any certificate or agreement delivered or executed by the Shareholders in connection herewith, any materiality qualification in any representation or warranty or any requirement in any representation or warranty that an event or fact be material or have a material adverse effect in order for such event or fact to constitute an inaccuracy of a representation or breach of a warranty shall be disregarded.

         7.2. Other Indemnification.


         (a) The Shareholders hereby agree to jointly and severally indemnify each Buyer Indemnitee from, and hold each Buyer Indemnitee harmless from, against and in respect of any Loss to the extent it arises from or directly relates to:

             (i) any breach by the Shareholders of any covenant or agreement set forth in this Agreement or any Transaction Document;

             (ii) any and all Taxes (A) in excess of the accrued amounts with respect thereto on the balance sheet included in the Interim Financial Statements imposed on or with respect to the Company, the Business, the Business Real Estate or their assets, operations or activities for any tax period ending on or before the Closing Date and the portion ending on the Closing Date of any tax period that begins before and ends after the Closing Date, and (B) arising in connection with the transfer of the Shares or the Owned Real Estate and the Oak Brook Real Property pursuant to this Agreement or the distribution of assets prior to the Closing;

             (iii) any Company Transaction Costs (as hereinafter defined);

             (iv) any Losses arising from or relating to the Deferred Compensation Arrangements or the death benefit plan listed on Section
         2.14 of the Disclosure Schedule or the termination of any such arrangements or plan;

             (v)   any Liability or remediation cost of the Company relating to
         (i) the presence, treatment, storage, disposal, spillage, discharge, transportation, emission, leakage, release or threatened release ("Presence" or "Release"), on or prior to the Closing Date, of any Hazardous Substances which is at, in, on, under, about, from or affecting any property owned or leased by the Company on the Closing Date or at any time prior thereto or in which the Company has or had an interest, including without limitation the Business Real Estate, regardless of when the Presence or Release is discovered, (ii) the offsite transportation, treatment, storage or disposal of any Hazardous Substances, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Presence or Release, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any governmental authority relating to such Presence or Release, or (v) any violation or alleged violation of any Environmental Law by the Company at any time on or prior to the Closing Date;

             (vi) any amount owed by the Company for retroactive increases in premiums under any workers' compensation insurance policy maintained by the Company with respect to any period prior to the Closing Date to the extent the aggregate amount of such increases exceeds $10,000, any Losses arising from or relating to the Defined Benefit Pension Plan listed on Section 2.14 of the Disclosure Schedule or the termination thereof, and any Losses arising from or relating to the failure to comply with any laws relating to the Cafeteria Plan listed on Section
         2.14 of the Disclosure Schedule; and

             (vii) any Liability related to the termination of employees contemplated by Section 4.18, including but not limited to severance payments, COBRA benefits, lease obligations with respect to automobiles leased for the use of such employees and other compensation and benefits.

For purposes of this Agreement, "Company Transaction Costs" means the costs and expenses of the Company incurred prior to the Closing in connection with the sale of the Company, the Shares, the Business or the Publications, including, but not limited to, the transactions contemplated by this Agreement and by the Transaction Documents.

         (b) The Buyer hereby agrees to indemnify each Shareholder Indemnitee from, and hold each Shareholder Indemnitee harmless from, against and in respect of any Loss to the extent it arises from or relates to (i) any breach of covenant by the Buyer of any covenant thereof set forth in this Agreement or any Transaction Document, or (ii) any Buyer Transaction Cost (as hereinafter defined). For purposes of this Agreement, "Buyer Transaction Costs" means the costs and expenses of the Buyer incurred in connection with the transactions contemplated by this Agreement and by the Transaction Documents.

         7.3. Limitations on Indemnification Obligations. Except as set forth in the following sentence, the aggregate Losses payable by the Shareholders to the Buyer Indemnitees under Section 7 shall not exceed $5,000,000 (the "Cap"). Nothing contained herein shall in any way limit, or be deemed to limit, or otherwise affect the Buyer Indemnitee's rights to indemnification under, and the Cap shall not apply to, (i) claims under Section 7.1(a) with respect to the representations and warranties of the Shareholders in Sections 2.3, 2.4 and 2.7.4, (ii) claims under Section 7.1(a) with respect to the representations and warranties of the Shareholders in Section 2.8 and claims under Section 7.2(a)(ii), (iii) claims under Section 7.1(a) with respect to the representations and warranties of the Shareholders in Section 2.18 and claims under Section 7.2(a)(v), or (iv) any Losses arising out of or as a result of fraud by any Shareholder or the Company, and Losses in connection with any such matters shall not count in determining whether the Losses payable by the Shareholders exceed the Cap.

         7.4. Notice of Claims. Within sixty (60) days after the receipt by the Shareholders or the Buyer of notice of any claim against the Company, the Shareholders or the Buyer, as the case may be, or of the commencement of any action or proceeding against the Company, the Shareholders or the Buyer, as the case may be, the Shareholder Representatives or the Buyer, as the case may be, shall, if a claim with respect thereto is or may be made against an party pursuant to this Section 7, give such party (or, if such party is the Shareholders, to the Shareholder Representatives) written notice thereof. The failure to give any notice required by this Section 7 shall not relieve any party of any obligations contained in this Section 7 except and only to the extent that the failure to give such notice actually and materially prejudices the rights of such party. Each and every claim, action, proceeding or remedial action referenced in this Section 7.4 shall hereinafter be referred to as a "Claim."

         7.5. Defense of Claims. An Indemnitee and its indemnifying party pursuant to this Section 7 shall cooperate in the defense or compromise of any Claim, and both such Indemnitee and such indemnifying party shall have the right to participate under the direction of such Indemnitee and its counsel, at the expense of such indemnifying party (which direction shall be reasonably calculated to minimize the liability of such indemnifying party under this
Section 7 to
the extent consistent with the legitimate business interests of such Indemnitee), in the defense of such Claim. Such indemnifying party shall have the right, at its expense, for its counsel to participate in such defense. Notwithstanding the foregoing, such indemnifying party may assume the defense of a Claim by written notice to such Indemnitee within sixty (60) days after such indemnifying party receives notice of such Claim, if and only if such indemnifying party confirms in its notice to such Indemnitee that it is obligated hereunder to indemnify the relevant Indemnitee with respect to such Claim. In the case of such an assumption, such indemnifying party shall have the authority to negotiate, compromise and settle such Claim, provided that, unless the relevant Indemnitee shall have previously agreed otherwise in writing, any compromise or settlement of such Claim shall include a complete release of all other Claims by the third party bringing the Claim against such Indemnitee and provided further that except for the settlement of a Claim that involves the payment of money only (in which case such indemnifying party shall give such Indemnitee the opportunity to discuss with it such payment, which opportunity shall not affect the right of such indemnifying party to effect such settlement in its discretion), such indemnifying party shall not settle or compromise any claim without the prior written consent of such Indemnitee. Such Indemnitee shall retain the right to employ its own counsel and to participate in the defense of any Claim, the defense of which has been assumed by such indemnifying party pursuant hereto, but such Indemnitee shall bear and shall be solely responsible for its own costs and expenses in connection with such participation. Such Indemnitee may compromise or settle any Claim against it at any time, but if such compromise or settlement is made without the prior written consent of such indemnifying party (which prior written consent may not be unreasonably withheld or delayed), such indemnifying party shall not be required to pay such Indemnitee in respect of any liability resulting from such compromise or settlement; provided, however, that if in the reasonable judgment of such Indemnitee it would be materially harmed or otherwise materially prejudiced by not entering into a proposed settlement or compromise and such indemnifying party withholds consent to such settlement or compromise, such Indemnitee may enter into such settlement or compromise and such settlement or compromise shall not be conclusive as to the liability of such indemnifying party to such Indemnitee. Notwithstanding anything herein to the contrary, any action to be taken by, or notice to be given to or by, the Shareholders under this Section 7.5, whether as an Indemnitee or as an indemnifying party, shall be taken or given by or to the Shareholder Representatives.


         8. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by hand delivery or overnight courier delivered or addressed as follows or to such other address or addresses of which the respective party shall have notified the other parties.

         If to the Shareholders, to the Shareholder Representatives at:

            Life Printing & Publishing Co., Inc.
            709 Enterprise Drive
            Oak Brook, Illinois 60521
         with a copy to:

            Holleb & Coff
            55 East Monroe
            Chicago, Illinois 60603
            Attention:  Allan Wulfstat, Esq.

         If to the Buyer, to:

            Liberty Group Operating, Inc.
            3000 Dundee Road
            Northbrook, Illinois 60062
            Attention:  Kenneth L. Serota
                        President

         with a copy to:

            Katten Muchin & Zavis
            525 West Monroe Street
            Suite 1600
            Chicago, Illinois 60661
            Attention:  Kenneth W. Miller, Esq.

         9. EXPENSES OF TRANSACTION. Whether or not the transactions provided for herein are consummated, each of the parties hereto will assume and bear all expenses, costs and fees incurred by such party in connection with the preparation, negotiation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby. The Shareholders shall be responsible for the payment of all expenses incurred by the Company related hereto. All transfer and other Taxes incurred in connection with the consummation of the transactions contemplated hereby and thereby shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary tax returns and other documentation with respect to such transactions and other Taxes. The Shareholders shall also be responsible for the payment of all recording charges related to documents recorded prior to the deed, including the recording of releases of any such documents, and the Buyer shall be responsible for recording the Oak Brook Deed.

         10. ENTIRE AGREEMENT. The agreement of the parties that is comprised of this Agreement, the Exhibits and Schedules hereto, and the other documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, whether oral or written, relating to the subject matter of this Agreement.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the Shareholders and the Buyer and, with respect to the Shareholders, their legal representatives, executors, administrators, heirs, legatees and any other person, entity or business organization who shall succeed to all or any part of the Shareholders' estate.

         12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Illinois and of the United States of America located in the State of Illinois for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and each of the parties hereto agrees not to commence any action, suit or proceeding relating hereto or thereto except in such courts. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby, in the courts of the State of Illinois or the United States of America located in the State of Illinois, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

         13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes and all of which together shall constitute one and the same instrument.

         14. HEADINGS. The headings contained in this Agreement are inserted only for convenience of reference and in no way define, limit, or describe the scope or intent of this Agreement.

         15. TERMINATION. This Agreement may be terminated at any time prior to the Closing:

             (a) by the written agreement of the Shareholders and the Buyer;

             (b) by the Shareholders in the event the Closing has not occurred on or prior to February 28, 1999, unless the failure of such consummation shall be due to the Shareholder's material breach of a representation or warranty contained herein or the failure of the Shareholders to comply in all material respects with the agreements and covenants contained herein to be performed by the Shareholders on or before February 28, 1999;

             (c) by the Buyer in the event the Closing has not occurred on or prior to February 28, 1999, unless the failure of such consummation shall be due to the Buyer's material breach of a representation or warranty contained herein or the failure of the Buyer to comply in all material respects with the agreements and covenants contained herein to be performed by the Buyer on or before February 28, 1999; or

             (d) by either the Buyer or the Shareholders if (i) the representations and warranties of the Shareholders or the Buyer, as the case may be, shall not have been true and correct, in all material respects, as of the date when made, (ii) the Shareholders or the Buyer, as the case may be, shall have failed to perform and comply with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such party or parties prior to the time of such termination and such failure to perform or comply shall be incurable or shall not have been cured within a reasonable period of time but not less than ten (10) days in duration following notice of such failure, provided that the terminating party shall have performed and complied with, in all material respects, all agreements and covenants required by this Agreement to have been performed or complied with by such terminating party prior to such time, or (iii) any event shall have occurred or any fact or condition shall exist that shall have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the transactions contemplated by this Agreement, unless the occurrence of such event or existence of such fact or condition shall be due to the failure of the party or parties seeking to terminate this Agreement to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by such party or parties prior to the Closing.

         16. CONFIDENTIAL INFORMATION. From and after the Closing Date, each of the Shareholders shall keep confidential and refrain from disclosing to any third party, without the prior written consent of the Buyer, any and all financial, technical, commercial or other information concerning the Business.

         18. DISCLOSURE SCHEDULE. Any information disclosed in any Section of the Disclosure Schedule, if reasonably related to any other Section or Sections of the Disclosure Schedule and described in reasonable detail to allow a reasonable person to make the applicable connection, shall be deemed disclosed in reference to all applicable Sections of the Disclosure Schedule.

         19. KNOWLEDGE.

         (a) The terms "the Shareholders' Knowledge", "Knowledge of the Shareholders", "Knowledge" or similar terms as used in this Agreement shall mean the actual knowledge or belief of Larry K. Randa or Jack R. Kubik, after reasonable inquiry of the directors and officers of the Company.

         (b) The Buyer's knowledge prior to the Closing of any inaccuracy or breach of any representation, warranty or covenant made or to be performed by the Shareholders set forth in this Agreement (i) shall not in any way limit or affect any of the Buyer's rights or remedies under this

Agreement, (ii) shall not in any way limit or affect the Buyer's right to recover under Section 7, and (iii) shall not be deemed a waiver of any condition contained in Section 4.

         (c) The Shareholders' knowledge prior to the Closing of any inaccuracy or breach of any representation, warranty or covenant made or to be performed by the Buyer set forth in this Agreement (i) shall not in any way limit or affect any of the Shareholders; rights or remedies under this Agreement, (ii) shall not in any way limit or affect the stockholder's right to recover under Section 7, and (iii) shall not be deemed a waiver of any condition contained in Section 5.

         The parties to this Agreement have duly executed it as of the day and year first above written.

                       SHAREHOLDERS:
                       -------------


                       /s/ Lynne L. Dougherty
                       ---------------------------------------------------------
                       Lynne L. Dougherty


                       /s/ Lynne L. Dougherty
                       ---------------------------------------------------------
                       Lynne L. Dougherty as custodian for Matthew Dougherty under the Illinois Uniform Gifts to Minors Act


                       /s/ Lynne L. Dougherty
                       ---------------------------------------------------------
                       Lynne L. Dougherty as custodian for Katherine
                       Dougherty under the Illinois Uniform Gifts to Minors Act


                       /s/ Larry K. Randa
                       ---------------------------------------------------------
                       Larry K. Randa as custodian for Jill K. Randa
                       under the Illinois Uniform Gifts to Minors Act


                       /s/ Larry K. Randa
                       ---------------------------------------------------------
                       Larry K. Randa as custodian for Jennifer Randa
                       under the Illinois Uniform Gifts to Minors Act


                       /s/ Larry K. Randa
                       ---------------------------------------------------------
                       Larry K. Randa


                       /s/ Barbara L. Kubik
                       ---------------------------------------------------------
                       Barbara L. Kubik

                       /s/ Jack R. Kubik
                       ---------------------------------------------------------
                       Jack R. Kubik


                       /s/ Donna E. Larson
                       ---------------------------------------------------------
                       Donna E. Larson


                       /s/ Jack L. Kubik
                       ---------------------------------------------------------
                       Jack L. Kubik


                       /s/ Patricia J. Kocka
                       ---------------------------------------------------------
                       Patricia J. Kocka


                       /s/ Paul Donars
                       ---------------------------------------------------------
                       Paul Donars


                       /s/ Jeanne K. Donars
                       ---------------------------------------------------------
                       Jeanne K. Donars, as Trustee of the Jeanne K. Donars Trust, dated May 6, 1981


                       /s/ Kerry M. Donars
                       ---------------------------------------------------------
                       Kerry M. Donars


                       /s/ Scott Donars
                       ---------------------------------------------------------
                       Scott Donars


                       /s/ Kimberly Ella Donars
                       ---------------------------------------------------------
                       Kimberly Ella Donars


                       /s/ Stacey Switala
                       ---------------------------------------------------------
                       Stacey Switala

                       /s/ Donald J. Randa   /s/ Larry K. Randa
                       ---------------------------------------------------------
                       Donald J. Randa and Larry K. Randa, as Trustees of the Larry K. Randa Gift Trust


                       /s/ Mary A. Randa     /s/ Lynne Randa Dougherty
                       ---------------------------------------------------------
                       Mary A. Randa and Lynne Randa Dougherty, as Trustees
                       of the Lynne R. Dougherty Gift Trust


                       /s/ Mary Mossar Randa
                       ---------------------------------------------------------
                       Mary Mossar Randa, as Trustee of the Mary Mossar
                       Randa Trust dated March 10, 1981


                       /s/ Donald J. Randa
                       ---------------------------------------------------------
                       Donald J. Randa, as Trustee of the Donald J. Randa
                       Trust dated January 20, 1972


                       LANDLORD:
                       ---------

                       JONGO REAL ESTATE PARTNERSHIP


                       By: /s/ LARRY K. RANDA
                           --------------------------------------------

                       Its: MANAGING PARTNER
                           --------------------------------------------

                       BUYER
                       -----

                       LIBERTY GROUP OPERATING, INC.


                       By: /s/ Kenneth L. Serota
                          ---------------------------------------------
                               Kenneth L. Serota, its President

                                LIST OF SCHEDULES
                                -----------------

Schedule 1        Shareholders of the Company
Schedule 4.11     Noncompetition Agreements
Schedule 4.13     Title Insurance Amounts
Schedule 4.16     Permitted Liens and Encumbrances
Schedule 4.18     Family Employees


                                LIST OF EXHIBITS
                                ----------------

Exhibit A         Publications
Exhibit B         Description of Oak Brook Real Property
Exhibit C         Form of Escrow Agreement
Exhibit D         Form of Holleb & Coff Opinion
Exhibit E         Form of Release
Exhibit F         Form of Noncompetition Agreement
Exhibit G         Form of Employment Agreement


                               DISCLOSURE SCHEDULE
                               -------------------

Section 2.2       Jurisdictions
Section 2.4       Title to Shares
Section 2.6       Financial Statements
Section 2.7.3     Absence of Changes
Section 2.8       Taxes
Section 2.9       Title to Assets
Section 2.10(a)   Owned Real Estate
Section 2.10(b)   Leased Real Estate
Section 2.10(c)   Business Real Estate Noncompliance
Section 2.12      Advertisers; Subscribers; Circulation
Section 2.13      Conformity with Law; Litigation and Proceedings
Section 2.14      Welfare and Benefit Plans
Section 2.15      Labor Relations
Section 2.16      Licenses
Section 2.17      Proprietary Rights
Section 2.18      Environmental
Section 2.19      Employees, Officers and Directors
Section 2.20      Contractual Obligations
Section 2.21      Transactions with Affiliates
Section 2.24      Insurance Policies
Section 2.25      Corporate Names
Section 6.6       Conduct of Business Prior to Closing
Section 6.10      Automobiles and Automobile Leases